Exhibit 99.1

Biofrontera Inc. Announces 2024 Annual Meeting of Stockholders and Deadlines for Submission of Stockholder Proposals

March 26, 2024 / Biofrontera, Inc. (NASDAQ:BFRI) (the “Company”), a biopharmaceutical company specializing in the commercialization of dermatological products, today announced that its 2024 Annual Meeting of Stockholders will be held on June 12, 2024 and that the close of business on April 22, 2024 will be the record date for the determination of stockholders entitled to notice of and to vote at the 2024 Annual Meeting. The exact time and location of the 2024 Annual Meeting will be specified in the Company’s proxy statement for the 2024 Annual Meeting.

The Company’s Proxy Statement for its 2023 Annual Meeting of Stockholders, dated November 17, 2023, and Proxy Statement for its Special Meeting of Stockholders, dated March 21, 2024, stated the deadlines for submission of (a) any stockholder proposals pursuant to SEC Rule 14a-8, and (b) a nominee to serve as director or a proposal to be considered at the meeting under the Company’s Amended and Restated By-Laws. However, because the date of the 2024 Annual Meeting is more than 30 days prior to the anniversary date of the 2023 Annual Meeting of Stockholders, those deadlines no longer apply.

Accordingly, pursuant to the Amended and Restated By-Laws and SEC Rule 14a-5(f), the Company is hereby providing notice of the revised deadlines for such proposals as follows:

1. A stockholder intending to submit a proposal to be included in the proxy statement for the 2024 Annual Meeting under SEC Rule 14a-8 must deliver such proposal in writing to our principal executive offices no later than April 19, 2024. Proposals should be addressed to: Corporate Secretary, 120 Presidential Way, Suite 330, Woburn, MA 01801. We suggest that stockholders submit any stockholder proposal by certified mail, return receipt requested. Proposals of stockholders must also comply with the SEC’s rules regarding the inclusion of stockholder proposals in proxy materials, and we may omit any proposal from our proxy materials that does not comply with SEC Rule 14a-8.

2. Submissions under the Amended and Restated By-Laws of proposals intended to be presented at, but not included in the proxy materials for, the 2024 Annual Meeting, including director nominations for election to the Board of Directors, must be addressed to our Corporate Secretary and received at our principal executive offices on or before April 5, 2024. A stockholder’s notice to the Corporate Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting the information described in the Company’s Amended and Restated By-Laws. A copy of the Company’s Amended and Restated By-Laws has been filed as Exhibit 3.3 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 15, 2024, or can be obtained by contacting the Company’s Corporate Secretary at the address above.

In addition, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Board’s nominees must provide notice that sets forth the information required by SEC Rule 14a-19.

About Biofrontera Inc.

Biofrontera Inc. is a U.S.-based biopharmaceutical company commercializing a portfolio of pharmaceutical products for the treatment of dermatological conditions with a focus on photodynamic therapy (PDT) and topical antibiotics. The Company’s licensed products are used for the treatment of actinic keratoses, which are pre-cancerous skin lesions, as well as impetigo, a bacterial skin infection. For more information, visit www.biofrontera-us.com and follow Biofrontera on LinkedIn and Twitter.

Contacts

Investor Relations

Andrew Barwicki

1-516-662-9461

ir@bfri.com

Forward Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995, as amended to date. These statements include, but are not limited to, statements relating to the Company’s revenue guidance, business and marketing strategy, revenue growth, development and expansion of the Company’s sales force and commercial infrastructure, sales force productivity, growth strategy, liquidity and cash flow, potential to expand the label of Ameluz®, available market opportunities for Ameluz®, ongoing clinical trials conducted by our licensing partners, and educational outreach efforts. We have based these forward-looking statements on our current expectations and projections about future events; nevertheless, actual results or events could differ materially from the plans, intentions and expectations disclosed in, or implied by, the forward-looking statements we make. These risks and uncertainties, many of which are beyond our control, include, but are not limited to, the impact of any extraordinary external events; any changes in the Company’s relationship with its licensors; the ability of the Company’s licensors to fulfill their obligations to the Company in a timely manner; the Company’s ability to achieve and sustain profitability; whether global disruptions in supply chains will impact the Company’s ability to obtain and distribute its licensed products; changes in the practices of healthcare providers, including any changes to the coverage, reimbursement and pricing for procedures using the Company’s licensed products; the uncertainties inherent in the initiation and conduct of clinical trials; availability and timing of data from clinical trials; whether results of earlier clinical trials or trials of Ameluz® in combination with BF-RhodoLED® in different disease indications or product applications will be indicative of the results of ongoing or future trials; uncertainties associated with regulatory review of clinical trials and applications for marketing approvals; whether the market opportunity for Ameluz® in combination with BF-RhodoLED® is consistent with the Company’s expectations; the Company’s ability to comply with public company requirements; the Company’s ability to regain compliance with Nasdaq continued listing standards, the Company’s ability to retain and hire key personnel; the sufficiency of cash resources and need for additional financing and other factors that may be disclosed in the Company’s filings with the Securities and Exchange Commission (“SEC”), which can be obtained on the SEC website at www.sec.gov. Readers are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date on which they are made and reflect management’s current estimates, projections, expectations and beliefs. The Company does not plan to update any such forward-looking statements and expressly disclaims any duty to update the information contained in this press release except as required by law.